EXHIBIT 25(a)

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                              -------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (Exact name of trustee as specified in its charter)

A National Banking Association                                   36-0899825
                                                                (I.R.S. employer
                                                          identification number)

One First National Plaza, Chicago, Illinois                      60670-0126
 (Address of principal executive offices)                        (Zip Code)

                       The First National Bank of Chicago
                      One First National Plaza, Suite 0286
                          Chicago, Illinois 60670-0286
             Attn: Lynn A. Goldstein, Law Department (312) 732-6919
            (Name, address and telephone number of agent for service)

                              -------------------

                               IES UTILITIES, INC.
               (Exact name of obligor as specified in its charter)

      Iowa                                                       42-0331370
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                            identification number)


      IES Tower
      200 First Street S.E.
      P.O. Box 351
      Cedar Rapids,                                               52406
(Address of principal executive offices)                          (Zip Code)


                             Collateral Trust Bonds
                         (Title of Indenture Securities)

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Item 1.   General Information.  Furnish the following
          information as to the trustee:

          (a)      Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency,  Washington,  D.C.,  Federal  Deposit
          Insurance   Corporation,   Washington,   D.C.,  The  Board  of
          Governors of the Federal Reserve System, Washington D.C.

          (b)      Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.


Item 16. List of exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.


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           7.  A copy of the latest report of condition of the
               trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable.

           9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of May, 1997.


                                    The First National Bank of Chicago,
                                    Trustee

                                    By      /s/ Richard D. Manella
                                            Richard D. Manella
                                            Vice President






* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc. filed with the Securities and Exchange Commission on October 25, 1996 (Registration No.
333-14201).



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                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                  May 21, 1997



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between IES Utilities, Inc. and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   The First National Bank of Chicago

                                    By:     /s/ Richard D. Manella
                                            Richard D. Manella
                                            Vice President





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                                    EXHIBIT 7

Legal Title of Bank:  The First National Bank of Chicago Call Date: 12/31/96
                        ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460              Page RC-1
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                Dollar Amounts in              C400            <-
                                                                                     Thousands          RCFD   BIL MIL THOU
                                                                                -----------------       ----   ------------    --
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)                                            0081    4,586,399      1.a.
    b. Interest-bearing balances(2)                                                                     0071    5,224,838      1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                        1754            0      2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D)............                         1773    3,335,304      2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold                                                                               0276    4,157,626      3.a.
    b. Securities purchased under agreements to resell                                                  0277       96,125      3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C)                                                                       RCFD 2122  23,448,929                          4.a.
    b. LESS: Allowance for loan and lease losses                                RCFD 3123     419,373                          4.b.
    c. LESS: Allocated transfer risk reserve                                    RCFD 3128           0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)                                                             2125   23,029,556      4.d.
5.  Assets held in trading accounts                                                                     3545    7,888,514      5.
6.  Premises and fixed assets (including capitalized leases)                                            2145      701,700      6.
7.  Other real estate owned (from Schedule RC-M)                                                        2150       11,061      7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)                                                                      2130       62,681      8.
9.  Customers' liability to this bank on acceptances outstanding                                        2155      480,933      9.
10. Intangible assets (from Schedule RC-M)                                                              2143      303,014     10.
11. Other assets (from Schedule RC-F)                                                                   2160    1,745,155     11.
12. Total assets (sum of items 1 through 11)                                                            2170   51,622,906     12.
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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.




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Legal Title of Bank:  The First National Bank of Chicago Call Date:  12/31/96
                      ST-BK:  17-1630 FFIEC 031
Address:              One First National Plaza, Ste 0460               Page RC-2
City, State  Zip:     Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8

Schedule RC-Continued
                                                                                Dollar Amounts in
                                                                                   Thousands             Bil Mil Thou
                                                                                -----------------        ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)                                                       RCON 2200       22,032,796           13.a.
       (1) Noninterest-bearing(1)                                               RCON 6631  9,190,670                          13.a.1
       (2) Interest-bearing                                                     RCON 6636 12,842,126                          13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)                                                RCFN 2200       10,861,857           13.b.
       (1) Noninterest bearing                                                  RCFN 6631    285,745                          13.b.1
       (2) Interest-bearing                                                     RCFN 6636 10,576,382                          13.b.2
14. Federal funds purchased and securities  sold under  agreements to repurchase in domestic offices of the bank and of its Edge and Agreement  subsidiaries, and in IBFs:
    a. Federal funds purchased                                                           RCFD 0278        2,639,255           14.a.
    b. Securities sold under agreements to repurchase                                    RCFD 0279           66,564           14.b.
15. a. Demand notes issued to the U.S. Treasury                                          RCON 2840          121,352           15.a.
    b. Trading Liabilities......................................................         RCFD 3548        5,793,742           15b.
16. Other borrowed money:
    a. With original maturity of one year or less                                        RCFD 2332        2,665,232           16.a.
    b. With original  maturity of more than one year                                     RCFD 2333           58,105           16b.
17. Mortgage indebtedness and obligations under capitalized
    leases                                                                               RCFD 2910          285,671           17.
18. Bank's liability on acceptance executed and outstanding                              RCFD 2920          480,933           18.
19. Subordinated notes and debentures                                                    RCFD 3200        1,400,000           19.
20. Other liabilities (from Schedule RC-G)                                               RCFD 2930        1,199,147           20.
21. Total liabilities (sum of items 13 through 20)                                       RCFD 2948       47,604,654           21.
22. Limited-Life preferred stock and related surplus                                     RCFD 3282                0           22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                        RCFD 3838                0           23.
24. Common stock                                                                         RCFD 3230          200,858           24.
25. Surplus (exclude all surplus related to preferred stock)                             RCFD 3839        2,934,523           25.
26. a. Undivided profits and capital reserves                                            RCFD 3632          865,652           26.a.
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                        RCFD 8434           18,441           26.b.
27. Cumulative foreign currency translation adjustments                                  RCFD 3284           (1,222)          27.
28. Total equity capital (sum of items 23 through 27)                                    RCFD 3210        4,018,252           28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                                RCFD 3300       51,622,906           29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate  in the box at the right the  number of the  statement  below that best describes the most comprehensive  level of auditing work performed for
     the bank by independent external                                                                     Number

     auditors  as  of  any  date  during  1995  . . . . . . . . . . . . . . . .          RCFD 6724. ....  N/a                  M.1.

1 =  Independent audit of the bank conducted in accordance         4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external  auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company        5 =  Review  of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which         6 =  Compilation of the bank's financial statements by external
     submits a report on the consolidated holding company               auditors
     (but not on the bank separately)                              7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in               8 =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
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